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                                                             Exhibit (h)(2)(ix)



            FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

         FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, effective as of May 1, 2002 by and between The Equitable Life Assurance Society of the United States (the "Manager") and EQ Advisors Trust (the "Trust") ("Agreement"), on behalf of each series of the Trust set forth in Schedule A attached hereto (each a "Portfolio," and collectively, the "Portfolios").

         WHEREAS, the Trust is a Delaware business trust organized under the Amended and Restated Agreement and Declaration of Trust ("Declaration of Trust"), and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management company of the series type, and each Portfolio is a series of the Trust;

         WHEREAS, the Trust and the Manager have entered into an Amended and Restated Investment Management Agreement dated May 1, 2000, and subsequently amended as of September 1, 2000, and September 1, 2001 ("Management Agreement"), pursuant to which the Manager provides investment management services to each Portfolio for compensation based on the value of the average daily net assets of each such Portfolio;

         WHEREAS, the Trust and the Manager have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to maintain the expenses of each Portfolio at a level below the level to which each such Portfolio would normally be subject during its start-up period and, therefore, initially entered into an Expense Limitation Agreement, dated as of April 14, 1997, ("Expense Limitation Agreement") and subsequently amended on December 9, 1997, March 3, 1998, December 31, 1998, May 1, 1999, May 1, 2000,
May 1, 2001, and September 1, 2001 in order to maintain each Portfolio's expense ratios at the Maximum Annual Operating Expense Limit (as hereinafter defined) specified for such Portfolio in Schedule A hereto;

         WHEREAS, the Trust and the Manager desire to extend the term of the Expense Limitation Agreement, with respect to each Portfolio, for an additional one year period until May 1, 2003, regardless of the current expiration date of the Expense Limitation Agreement as to each such Portfolios;

         WHEREAS, the Trust and the Manager desire to modify the Expense Limitation Agreement with respect to reimbursement of Portfolio Operating Expenses by the Trust to the Manager;

         NOW THEREFORE, the parties hereto agree that the Expense Limitation Agreement is hereby modified, amended and restated in its entirety as of the date hereof as follows:

1.       Expense Limitation.

         1.1. Appicable Expense Limit. To the extent that the aggregate expenses of every character incurred by a Portfolio in any fiscal year, including but not limited to investment management fees of the Manager (but excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles,



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other extraordinary expenses not incurred in the ordinary course of such
Portfolio's business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) and expenses for which payment has been made through the use of all or a portion of brokerage commissions (or markups or markdowns) generated by that Portfolio ("Portfolio Operating Expenses"), exceed the Maximum Annual Operating Expense Limit, as defined in
Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Manager.

         1.2. Maximum Annual Operating Expense Limit. The Maximum Annual Operating Expense Limit with respect to each Portfolio shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Portfolio. That Maximum Annual Operating Expense Limit for each Portfolio contemplates that certain expenses for each Portfolio may be paid through the use of all or a portion of brokerage commissions (or markups or markdowns) generated by that Portfolio.

         1.3. Method of Computation. To determine the Manager's liability with respect to the Excess Amount, each month the Portfolio Operating Expenses for each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses for any month of a Portfolio exceed the Maximum Annual Operating Expense Limit of such Portfolio, the Manager shall first waive or reduce its investment management fee for such month by an amount sufficient to reduce the annualized Portfolio Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced investment management fee for any such month is insufficient to pay the Excess Amount, the Manager may also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced investment management fee, is sufficient to pay such Excess Amount.

         1.4. Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the investment management fees waived or reduced and other payments remitted by the Manager to the Portfolio or Portfolios with respect to the previous fiscal year shall equal the Excess Amount.

2.       Reimbursement of Fee Waivers and Expense Reimbursements.

         2.1. Reimbursement. If in any year in which the Management Agreement is still in effect and the estimated aggregate Portfolio Operating Expenses of such Portfolio for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, subject to approval by the Trust's Board of Trustees as provided in Section 2.2 below, the Manager shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the investment management fees waived or reduced and other payments remitted by the Manager to such Portfolio pursuant to Section 1 hereof. The total amount of reimbursement to which the Manager may be entitled ("Reimbursement Amount") shall equal, at any time, the sum of all investment management fees previously waived or reduced by the Manager and all other payments remitted by the Manager to the Portfolio, pursuant to Section 1 hereof, during any of the previous five (5) fiscal years (or previous three (3) fiscal years for the EQ/Alliance Premier Growth Portfolio, EQ/Alliance Technology Portfolio, EQ/AXP New Dimensions Portfolio, EQ/AXP Strategy Aggressive Portfolio, EQ/Calvert Socially Responsible Portfolio, EQ/Capital





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Guardian International Portfolio, EQ/Capital Guardian U.S. Equity Portfolio,
EQ/Capital Guardian Research Portfolio, EQ/FI Mid Cap Portfolio, EQ/Janus Large Company Growth Portfolio and EQ/Marsico Focus Portfolio, or prior two (2) fiscal years for the EQ/Balanced Portfolio) (see Schedule B hereto), less any reimbursement previously paid by such Portfolio to the Manager, pursuant to Sections 2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

         2.2. Board Approval. No reimbursement shall be paid to the Manager with respect to any Portfolio pursuant to this provision unless the Trust's Board of Trustees has determined that the payment of such reimbursement is in the best interests of such Portfolio and its shareholders. The Trust's Board of Trustees shall determine at least annually in advance whether any reimbursement may be paid to the Manager. Upon receipt of such approval, the Manager shall provide to the Board, on a quarterly basis, the reimbursed amounts paid to the Manager for the prior quarter.

         2.3. Method of Computation. To determine each Portfolio's accrual, if any, to reimburse the Manager for the Reimbursement Amount, each month the Portfolio Operating Expenses of each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses of a Portfolio for any month are less than the Maximum Annual Operating Expense Limit of such Portfolio, such Portfolio shall accrue into its net asset value an amount payable to the Manager sufficient to increase the annualized Portfolio Operating Expenses of that Portfolio to an amount no greater than the Maximum Annual Operating Expense Limit of that Portfolio, provided that such amount paid to the Manager will in no event exceed the total Reimbursement Amount. For accounting purposes, amounts accrued pursuant to this Section 2 shall be a liability of the Portfolio for purposes of determining the Portfolios net asset value.

         2.4. Payment and Year-End Adjustment. Amounts accrued pursuant to this Agreement shall be payable to the Manager as of the last day of each month. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Portfolio Operating Expenses of a Portfolio for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.

3.       Term and Termination of Agreement.

         This Agreement shall continue in effect with respect to all Portfolios until May 1, 2003 and shall thereafter continue in effect with respect to each Portfolio from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Non-Interested Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety
(90) days' prior written notice to the other party at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Non-Interested Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.


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4.       Miscellaneous.

         4.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         4.2. Interpretation. Nothing herein contained shall be deemed to require the Trust or the Portfolios to take any action contrary to the Trust's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Portfolios.

         4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

         IN WITNESS WHEREOF, the parties have caused this Fourth Amended and Restated Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                   EQ ADVISORS TRUST
                                   ON BEHALF OF EACH OF ITS PORTFOLIOS

                                   By:  /s/ Steven M. Joenk
                                        -------------------------------------
                                        Steven M. Joenk
                                        Vice President and Chief Financial
                                        Officer

                                   THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                   UNITED STATES

                                   By:  /s/ Peter D. Noris
                                        -------------------------------------
                                        Peter D. Noris
                                        Executive Vice President and
                                        Chief Investment Officer



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                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS


This Agreement relates to the following Portfolios of the Trust:

                                                               Maximum Annual

         Name of Portfolio                               Operating Expense Limit
         -----------------                               -----------------------

         EQ/AXP New Dimensions Portfolio                        0.70%
         EQ/AXP Strategy Aggressive Portfolio                   0.75%
         EQ/Alliance Premier Growth Portfolio                   0.90%
         EQ/Alliance Technology Portfolio                       0.90%
         EQ/Balanced Portfolio                                  0.65%
         EQ/Bernstein Diversified Value Portfolio               0.70%
         EQ/Calvert Socially Responsible Portfolio              0.80%
         EQ/Capital Guardian International Portfolio            0.95%
         EQ/Capital Guardian Research Portfolio                 0.70%
         EQ/Capital Guardian U.S. Equity Portfolio              0.70%
         EQ/Emerging Markets Equity Portfolio                   1.55%
         EQ/Evergreen Omega Portfolio                           0.70%
         EQ/FI Mid Cap Portfolio                                0.75%
         EQ/FI Small/Mid Cap Portfolio                          0.85%
         EQ/International Equity Index Portfolio                0.85%
         EQ/Janus Large Cap Growth Portfolio                    0.90%
         EQ/J.P. Morgan Core Bond Portfolio                     0.55%
         EQ/Lazard Small Cap Value Portfolio                    0.85%
         EQ/Marsico Focus Portfolio                             0.90%
         EQ/MFS Investors Trust Portfolio                       0.70%
         EQ/MFS Research Portfolio                              0.70%
         EQ/Mercury Basic Value Equity Portfolio                0.70%
         EQ/Putnam Growth & Income Value Portfolio              0.70%
         EQ/Putnam International Equity Portfolio               1.00%
         EQ/Putnam Voyager Portfolio                            0.70%
         EQ/Small Company Index Portfolio                       0.60%




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                                   SCHEDULE B

                              REIMBURSEMENT PERIOD


         Five Year Reimbursement Period:
         -------------------------------

         EQ/Bernstein Diversified Value Portfolio
         EQ/Evergreen Omega Portfolio
         EQ/FI Small/Mid Cap Value Portfolio
         EQ/International Equity Index Portfolio
         EQ/J.P. Morgan Core Bond Portfolio
         EQ/Lazard Small Cap Value Portfolio
         EQ/Mercury Basic Value Equity Portfolio
         EQ/MFS Investors Growth Portfolio
         EQ/MFS Research Portfolio
         EQ/Emerging Markets Equity Portfolio
         EQ/Putnam Growth & Income Value Portfolio
         EQ/Putnam International Equity Portfolio
         EQ/Putnam Voyager Portfolio
         EQ/Small Company Index Portfolio

         Three Year Reimbursement Period:
         --------------------------------

         EQ/Alliance Premier Growth Portfolio
         EQ/Alliance Technology Portfolio
         EQ/AXP New Dimensions Portfolio
         EQ/AXP Strategy Aggressive Portfolio
         EQ/Calvert Socially Responsible Portfolio
         EQ/Capital Guardian International Portfolio
         EQ/Capital Guardian Research Portfolio
         EQ/Capital Guardian U.S. Equity Portfolio
         EQ/FI Mid Cap Portfolio
         EQ/Janus Large Company Growth Portfolio
         EQ/Marsico Focus Portfolio

         Two Year Reimbursement Period:
         ------------------------------

         EQ/Balanced Portfolio





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